EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 (File No. 333-113821) of Applied NeuroSolutions, Inc. of our report dated March 27, 2006, which appears on page 31 of this annual report on Form 10-KSB for the year ended December 31, 2005.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Chicago, Illinois
March 27, 2006